Exhibit 99.2

Audited Consolidated Financial Statements of

Galaxy Brands, LLC and Subsidiary for the

Period from January 1, 2013 to May 13, 2013
With Report of Independent Auditors

[Letterhead of Ernst & Young LLP]

Report of Independent Auditors

The Members of
Galaxy Brands, LLC and subsidiaries

We have audited the accompanying consolidated financial statements of Galaxy Brands, LLC and subsidiaries, which comprise the consolidated balance sheet as of May 13, 2013, and the related consolidated statement of comprehensive income, changes in members’ equity and cash flows for the period from January 1, 2013 to May 13, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Galaxy Brands, LLC and subsidiaries at May 13, 2013, and the results of its operations and its cash flows for the period from January 1, 2013 to May 13, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

June 23, 2014

Galaxy Brands, LLC and Subsidiaries

Consolidated Balance Sheet
May 13, 2013

Assets
Current assets:
Cash and cash equivalents	$3,457,023
Accounts receivable	1,798,460
Prepaid expenses and other current assets	374,326
Total current assets	5,629,809
Identifiable intangibles	47,832,855
Total assets	$53,462,664
Liabilities and members equity
Current liabilities:
Accrued expenses and other current liabilities	$873,422
Income taxes payable	12,249
Notes payable – members	15,000,000
Loan payable – current portion	2,000,000
Total current liabilities	17,885,671
Loan payable – long term	12,000,000
Members' equity:
Retained earnings	23,576,993
Total members' equity	23,576,993
Total liabilities and members' equity	$53,462,664

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Consolidated Statement of Comprehensive Income
Period from January 1, 2013 to May 13, 2013

Revenues:
Licensing	$5,002,782
Operating costs and expenses:
Selling and marketing	532,869
General and administrative	640,502
Salaries and fringes	791,696
Total operating expenses	1,965,067
Income from operations	3,037,715
Other expenses:
Interest expense	(827,489)
Total interest	(827,489)
Income before taxes	2,210,226
Income taxes	(14,349)
Net income	$2,195,877
Comprehensive income	$2,195,877

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Consolidated Statement of Changes in Members’ Equity
Period From January 1, 2013 to May 13, 2013

Members’ equity – beginning balance	$21,381,116
Net income	2,195,877
Members’ equity – ending balance	$23,576,993

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Consolidated Statement of Cash Flow
Period From January 1, 2013 to May 13, 2013

Operating activities
Net income	$2,195,877
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in assets and liabilities:
Accounts receivable	1,838,618
Inventory	94,746
Prepaid expenses and other current assets	(374,326)
Income taxes payable	12,249
Accounts payable, accrued expenses, and other current liabilities	(66,451)
Net cash provided by operating activities	3,700,713
Financing activities
Payment of bank debt	(1,000,000)
Net cash used by financing activities	(1,000,000)
Net increase in cash and cash equivalents	2,700,713
Cash and cash equivalents at beginning of period	756,310
Cash and cash equivalents at end of period	$3,457,023
Cash paid during the year for
Interest paid	$813,823
Income taxes paid	$2,100

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

1. Basis of Presentation and Business Description

Galaxy Brands, LLC (the “Company”), formerly known as Galaxy International LLC, was organized as a limited liability company in Delaware on August 18, 2011 and commenced operations on October 24, 2011 and acquired 100% of the common stock of The Basketball Marketing Company, Inc. (“BMI”), which marketed fashionable athletic apparel. The total purchase price amounted to $55,350,000 and was paid at closing with members’ contributions and proceeds from the issuance of notes payable-members. BMI is the owner of the trademarks that licenses the brand “AND 1” to Galaxy Brands, LLC, which in turn licenses the trademarks to licensees.

Business Description

The Company is in the business of marketing and licensing brands and related trademarks it owns or represents. The Company’s portfolio currently contains the AND1 brand.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers and licensees to make required payments. If the financial conditions of these customers and licensees were to deteriorate and impair their ability to make payments, additional allowances may be required. Management believes that all accounts receivable at May 13, 2013 are fully collectible. Accordingly, no allowance for doubtful accounts exists at May 13, 2013.

Selling and Marketing

Advertising costs are charged to operations as incurred. Total advertising expense charged to operations amounted to $532,869 for the period from January 1, 2013 to May 13, 2013 and is reported as selling and marketing expenses in the accompanying consolidated statement of comprehensive income.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

2. Summary of Significant Accounting Policies  – (continued)

Revenue Recognition

The Company enters into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each contract period, as defined in each license agreement. As the licensee sales exceed the annual contractual minimums, the royalty revenue is recognized.

Intangible Assets

At acquisition, the Company estimates and records the fair value of purchased intangible assets. The fair value of these intangible assets is estimated based on management’s assessment, considering independent third-party appraisals, when necessary. Intangible assets that are deemed to have indefinite useful lives are not amortized and are assessed for impairment at least annually. Finite-lived intangible assets are amortized over their respective estimated useful lives and, along with other long-lived assets as noted above, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable.

The Company obtains ownership of trademarks through acquisitions. Acquired trademarks are valued using the “relief from royalty method.”

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, establishes a three level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows:

Level 1 — Observable inputs such as quoted prices in active markets;

Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 — Unobservable inputs in which there is little or no market data and require the reporting entity to develop its own assumptions.

The carrying amount of receivables, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments. Long-term debt approximates fair value due to the variable rate nature of the debt.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Galaxy Brands, LLC elected to be treated as a Partnership under the Internal Revenue Code, and accordingly, its income or loss is taxable directly to its members. The Basketball Marketing Company Inc. is a “C” Corporation under the Internal Revenue Code and California and New York State Franchise Tax Code.

It is the Company’s policy to expense when paid any interest and penalties associated with its income tax obligations. During the period from January 1, 2013 to May 13, 2013, the Company paid no penalties and interest.

The statute of limitations for the examination of the Company’s income tax returns by the Internal Revenue Service, State of New York and California and City of New York is generally three and four years,

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

2. Summary of Significant Accounting Policies  – (continued)

respectively from the filing date of the tax return. At May 13, 2013, the years ended December 31, 2010 through 2013 were open under the statutes.

Subsequent Events

The Company evaluated events and transactions that occurred after the balance sheet date through June 23, 2014, the date at which the financial statements were available.

3. Income Taxes

For the period from January 1, 2013 to May 13, 2013, the income tax provision is as follows:

Current:
Federal	$12,249
State	2,100
Total current	14,349
Deferred:
Federal	—
State	—
Total deferred	—
Total income tax provision	$14,349

The Company’s effective tax rate differs from its statutory rate due to state taxes and changes in valuation allowance.

As of May 13, 2013, the significant components of the Company’s deferred taxes consisted of the following:

Deferred tax assets:
Depreciation	$13,816
Net operating losses	245,795
Other credits	12,249
Total	271,860
Valuation allowance	(271,860)
Net deferred tax asset	$—

In assessing the realizability of the deferred tax assets, management considered whether it is more likely than not that some or all of the deferred tax assets would be realized. In evaluating the Company’s ability to utilize its deferred tax assets, it considered all available evidence, both positive and negative. The Company has recorded a valuation allowance of $271,860 as of the end of the period based on the Company’s ability to realize deferred tax assets.

As of May 13, 2013 the company had $614,000 of Federal net operating losses available for use through 2031. The company also has state net operating losses available for use with varying expiration periods.

The company reviewed its tax positions and as of year-end does not believe any positions taken do not meet the more likely than not standard of ASC 740. The company will record any interest and penalties related to uncertain tax positions that may arise to income tax expense.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

4. Commitments and Contingencies

Litigation Reserves

Estimated amounts for claims that are probable and can be reasonably estimated are recorded as liabilities in the consolidated balance sheets. The likelihood of a material change in these estimated reserves would be dependent on new claims as they may arise and the expected probable favorable or unfavorable outcome of each claim. As additional information becomes available, the Company assesses the potential liability related to new claims and existing claims and revises estimates as appropriate. As new claims arise or existing claims evolve, such revisions in estimates of the potential liability could materially impact the results of operations and financial position. The Company is also involved in various other claims and other matters incidental to the Company’s business, the resolution of which is not expected to have a material adverse effect on the Company’s financial position or results of operations. No material amounts were accrued as of May 13, 2013 related to legal proceedings.

5. Loan Payable — Bank

The Company entered into a $22,000,000 credit facility with two banks maturing on December 31, 2016. As of May 13, 2013, the Company has borrowed $14,000,000 on this facility. The bank obligations bear interest at the prime lending rate, 3.25% at May 13, 2013 or LIBOR, 0.21% at May 13, 2013 plus 3% per annum, and are payable in quarterly principal installments of $500,000 with a final payment due on December 31, 2016. The loans provide for a guaranty by the members of Galaxy Brands LLC and are collateralized by all of the assets of the Company as well as adherence to certain financial covenants. Future principal annual maturities of the loan for each of the four years and in the aggregate are as follows:

Amount
Year ending December 31:
2013	$1,000,000
2014	2,000,000
2015	2,000,000
2016	9,000,000
$14,000,000

6. Notes Payable — Members

In connection with the stock purchase of The Basketball Marketing Company, Inc., Galaxy Brands, LLC was obligated on notes for $15,000,000 that bear interest at the rate of 9.0% per annum and are due and payable on June 8, 2013 (see Note 7). The notes are subordinated to the bank (see Note 5). Interest expense for the period from January 1, 2013 to May 13, 2013 amounted to $605,034 and is included as a component of interest expense in the accompanying consolidated statement of comprehensive income. The amount due to members for accrued interest at May 13, 2013 amounted to $222,455 and is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet.

7. Related-Party Transactions

Galaxy Brands, LLC entered into license agreements with affiliated companies related through common ownership interests. Total royalty and advertising income earned for the period from January 1, 2013 to May 13, 2013 amounted to $4,792,945 and is included in the accompanying consolidated statement of operations. The amount due from the affiliates as of May 13, 2013 amounted to $1,430,466 and is included in the accompanying consolidated balance sheet in accounts receivable.

In December 2012, the Company entered into a $5,625,000 subordinated promissory note with Albert Chehebar, a related party. The note bears an interest rate of 9.0% per annum with a maturity date of June 8, 2013.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

7. Related-Party Transactions  – (continued)

In December 2012, the Company entered into a $5,625,000 subordinated promissory note with Isaac Shehebar, a related party. The note bears an interest rate of 9.0% per annum with a maturity date of June 8, 2013.

In June 2012, the Company entered into a $3,750,000 subordinated promissory note with Elyahu Cohen, a related party. The note bears an interest rate of 9.0% per annum with a maturity date of June 8, 2013.

8. Subsequent Events

On May 14, 2013, Galaxy Brand Holdings, Inc. and Subsidiaries acquired all of the membership interests of Galaxy Brands, LLC (the “GBLLC”), including the Basketball Marketing Company, Inc. (“BMC”) and GBT Productions, Inc., (“GBT”), both wholly owned subsidiaries of GBLLC.